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                                                                   EXHIBIT 2.1.2

                               FIRST AMENDMENT TO
                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION (the "First Amendment") is made and entered into effective as of June 30, 1997, by and among WHEELS SPORTS GROUP, INC., a North Carolina corporation ("Parent"), DIAMOND SPORTS GROUP, INC., a North Carolina corporation ("DSG"), WHEELS SPORTS GROUP ACQUISITION II, INC., a North Carolina corporation ("WSGII"), and RANDY
E. DUNCAN, H. EDWARD HICKMAN, ROBERT J. DIACHENKO and A. THAD LEWALLEN, III (collectively, such individuals are referred to as the "Shareholders").

                              Statement of Purpose

         Parent, DSG, WSGII and the Shareholders are parties to that certain Agreement and Plan of Reorganization dated as of June 30, 1997 (the "Agreement") and desire to enter into this First Amendment to amend certain provisions of the Agreement. All capitalized terms used and not otherwise defined in this First Amendment have the meaning assigned to them in the Agreement.

         Now, therefore, the parties hereto agree as follows:

         1.      Amendment to Agreement.  Article III, Section 3.1, subsection
(l) of the Agreement shall be deleted in its entirety and the following substituted in lieu thereof:

         (l) Taxes. DSG has filed all federal, state, foreign, local and any other applicable tax returns, reports or extensions required to be filed, and has paid in full all taxes and assessments shown due thereon (together with all interest, penalties, assessments and deficiencies assesses in connection therewith due through the date hereof). Such tax returns and reports are correct in all material respects. Federal tax returns of DSG have not been audited by the Internal Revenue Service.

         2.      Miscellaneous.

         (a) Ratification of Agreement. Other than as modified by this First Amendment, all terms of the Agreement are hereby affirmed and ratified.

         (b) Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (c) Governing Law. This First Amendment shall be governed by the laws of the State of North Carolina applicable to agreements made and to be performed entirely within North Carolina.
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         The parties have executed and delivered this First Amendment as of the date first written above.

                                      WHEELS SPORTS GROUP, INC.


                                      By:   /s/ Howard L. Correll, Jr.
                                          ------------------------------------
                                             President


                                      DIAMOND SPORTS GROUP, INC.


                                      By:   /s/ Randy E. Duncan
                                          ------------------------------------
                                            President


                                      WHEELS SPORTS GROUP ACQUISITION II, INC.


                                      By:   /s/ Howard L. Correll, Jr.
                                           -----------------------------------
                                                 President


                                      SHAREHOLDERS


                                        /s/ Randy E. Duncan
                                      ----------------------------------------
                                      Randy E. Duncan


                                        /s/ H. Edward Hickman
                                      ----------------------------------------
                                      H. Edward Hickman


                                        /s/ Robert J. Diachenko
                                      ----------------------------------------
                                      Robert J. Diachenko


                                        /s/ A. Thad Lewallen, III
                                      ----------------------------------------
                                      A. Thad Lewallen, III





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